Exhibit 99.1



                              IN THE CIRCUIT COURT
                             THIRD JUDICIAL CIRCUIT
                            MADISON COUNTY, ILLINOIS


CHARLES SPARKS, MARGARET LITTLE,                )
LEONARD BLOCK, and LILLIAN BLOCK,               )
individually and on behalf of all               )
others similarly situated,                      )

                                                )

                              Plaintiffs,       )
                                                )
      vs.                                       )     Cause No.
                                                                --------------

                                                )

AT&T CORPORATION,                               )

                                                )

                              Defendant.        )


                                    COMPLAINT
                                    ---------


            COME NOW Plaintiffs Charles Sparks, Margaret Little, Leonard Block and Lillian Block, individually and on behalf of all others similarly situated, and for their Complaint against Defendant AT&T Corporation ("AT&T"), allege as follows:


                                  INTRODUCTION
                                  ------------

     1. Plaintiffs are parties to a $10 billion court-certified class action lawsuit against AT&T set to begin trial on August 5, 2002. Recent events may already have jeopardized AT&T's ability to pay a judgment of that magnitude. AT&T reported a $975 million loss in the first quarter of 2002; its stock prices have nose-dived from near all-time highs two years ago to near record lows; it laid off more than 5,000 employees in 2001 with another 5,000 projected lay-offs this year; and it has had its debt rating reduced to near junk status. In the face of already grim prospects for reversing these trends, AT&T now proposes to spin off its broadband cable division, AT&T's only profitable business. AT&T's broadband cable division has assets of over $100 billion, representing two-thirds of AT&T's total assets. AT&T will receive no consideration for the transfer of its $100 billion of broadband assets. Although AT&T has never disclosed the $10 billion contingent liability represented by Plaintiffs' class action lawsuit, AT&T has recommended that its shareholders approve the spin-off at a shareholders meeting on July 10, 2002. As creditors of AT&T, Plaintiffs ask this Court to intervene to protect their right to collect any judgment entered in their favor in their class action lawsuit.


                                   THE PARTIES
                                   -----------

     2. Plaintiff Charles Sparks resides in Collinsville, Illinois, which is situated in Madison County, Illinois.

     3.   Plaintiff Margaret Little resides in Birmingham, Alabama.

     4.   Plaintiffs Leonard Block and Lillian Block reside in Brick, New
Jersey.

     5. Defendant AT&T is a New York corporation with its control group headquarters and principal place of business in New Jersey.

     6. At all relevant times since at least January 1, 1986, AT&T has conducted and continues to conduct business in Madison County, Illinois.

     7. AT&T currently consists primarily of AT&T Broadband Group, AT&T Consumer Services Group and AT&T Business Services Group. These AT&T groups are part of and wholly owned by AT&T.




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


     8. AT&T Broadband Group is one of the nation's largest broadband communications businesses, providing cable television, high-speed Internet services and communications over one of the most extensive broadband networks in the United States. At December 31, 2001, AT&T Broadband Group owned and operated cable systems aggregating approximately 13.6 million analog video subscribers; had approximately $10.1 billion in combined revenue and debt of approximately $23.3 billion; and had investments in various companies, joint ventures and partnerships, including Time Warner Entertainment Company, L.P. AT&T Broadband Corporation is a part of AT&T's wholly-owned AT&T Broadband Group.

     9. AT&T Consumer Services Group is the leading provider of domestic and international long distance services to residential consumers in the United States. In addition, the Consumer Services Group provides local calling offers and dial-up Internet service through AT&T Worldnet Service.

     10. AT&T Business Services Groups is one of the nation's largest business services communications providers, providing a variety of global communications services to over 4 million customers. The Business Services Group provides business customers with long distance, international and toll-free voice services; local services, including private line, local data and special access services; and data and internet protocol services.


                            THE PROPOSED TRANSACTION
                            ------------------------

     11. On December 19, 2001, AT&T announced its agreement with Comcast Corporation to enter into a merger transaction ("the AT&T Comcast Transaction").




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


     12. On May 14, 2002, AT&T and Comcast Corporation issued a joint Proxy Statement setting forth the details of the AT&T Comcast Transaction, including the spin-off of the AT&T Broadband Group.

     13. As part of the AT&T Comcast Transaction, AT&T plans to spin off the AT&T Broadband Group as a separate company to be merged with Comcast Corporation into a newly-formed company known as AT&T Comcast Corporation.

     14. To effectuate the spin-off of the AT&T Broadband Group, AT&T will first assign and transfer to AT&T Broadband Corporation all of AT&T's and its subsidiaries' right, title and interest in all of the assets of AT&T's broadband business. According to AT&T, its broadband business has assets of approximately $103 billion as of December 31, 2001 and approximately $101 billion as of the end of the first quarter of 2002, which account for approximately two-thirds of AT&T's total assets.

     15. After the transfer of assets to AT&T Broadband Corporation, AT&T will spin off AT&T Broadband Corporation by transferring 100% ownership of the AT&T Broadband Corporation stock to AT&T's shareholders. Specifically, AT&T will distribute to each holder of record of a share of AT&T Corporation common stock one share of AT&T Broadband Corporation common stock for each share of AT&T Corporation common stock held.

     16. AT&T will receive no consideration for the transfer of its approximately $100 billion broadband assets.

     17. AT&T will present the AT&T Comcast Transaction to its shareholders for approval at the annual meeting of AT&T Corporation shareholders on July 10, 2002.

     18. Comcast Corporation will present the AT&T Comcast Transaction to its shareholders for approval at the annual meeting of Comcast Corporation shareholders on July 10, 2002.

     19. The date for the AT&T Broadband Group spin-off will be the close of business on the date of the completion of the mergers into AT&T Comcast Corporation. AT&T plans to complete its divestiture of AT&T Broadband Corporation no later than the end of the 2002 calendar year.


                  AT&T CORPORATION'S RECENT FINANCIAL CONDITION
                  ---------------------------------------------

     20.  Recently AT&T has experienced serious financial setbacks including:

          a. A lay-off of 5,100 employees in 2001, with another 5,000 slated for lay-off this year;

          b. A consistent and precipitous drop in AT&T's stock prices, which traded in the upper $40's and $50's (to a high of $60.31 on March 27, 2000) during the first quarter and early second quarter of 2000, and plummeted to $17.25 by closing on December 29, 2000, and continued to decline throughout all of 2001 and the first half of 2002, closing on May 31, 2002 at $11.97 (and closing only once above $14 so far in the second quarter of this year);

          c. A decline in total assets from approximately $234 billion as of December 31, 2000, to approximately $165 billion as of December 31, 2001, while at the same time experiencing a decline in total liabilities from only approximately $122 billion on December 31, 2000, to approximately $105 billion on December 31, 2001;

          d. A continual downgrading of AT&T's debt ratings, including three such downgrades occurring within a week of the filing of the present Complaint:

               (1) On June 3, 2002, Fitch Ratings downgraded AT&T's long-term debt rating to BBB-plus from A-minus, citing an "erosion of voice long distance revenue" as a result of "intense price competition and slowing volume growth";

               (2) Also on June 3, 2002, J.P. Morgan Chase & Co. cut its recommendation on AT&T bonds to "underweight" from

                    "overweight," stating that the risk to AT&T's credit ratings is "very high." J.P. Morgan explained the change in its recommendation: "Deteriorating long distance industry fundamentals continue to raise uncertainty about the company's future credit profile. Given the continued declines in AT&T Corp.'s long distance revenue and EBITDA, the company's steady-state leverage and ability to generate meaningful levels of free cash flow is unclear." Uncertainty will "overshadow" AT&T's "conservative capital structure" after the company sells AT&T Broadband;

               (3) Moody's Investor Services downgraded AT&T's long-term credit rating on May 29, 2002, by two notches to Baa2, and its outlook remains negative. A Baa2 rating is Moody's second lowest investment-grade rating (just two notches above junk status); and

               (4) Standard & Poor's currently rates AT&T's senior unsecured debt at BBB-plus and has the credit on negative watch;

          e. A reported $975 million net loss for the first quarter of 2002, a more than five-fold increase over AT&T's reported $192 million net loss in the first quarter of 2001; and

          f. An 11.3% drop in sales in the first quarter of 2002 as compared to AT&T's sales during the same quarter in 2001. AT&T predicts that sales for the second quarter will drop 8.4%. Sales to residential customers fell 22% in the first quarter of 2002, and AT&T has predicted that decline in sales for the year will reach 25%. By contrast, during the first quarter AT&T Broadband's sales rose 13.9% over its first quarter sales in 2001. AT&T has predicted that AT&T Broadband sales in the second quarter will grow 10% over sales in the second quarter of 2001, with third and fourth quarter growth rates to increase from there, ending the year with full-year revenue growth in the low double digits.


   THE FINANCIAL CONSEQUENCES OF THE PROPOSED TRANSACTION TO AT&T CORPORATION
   --------------------------------------------------------------------------

     21. The AT&T Broadband Group assets presently account for approximately two-thirds of AT&T's total assets. As of December 31, 2001, the AT&T Broadband Group assets were valued at approximately $103 billion and AT&T's total assets were valued at approximately $165 billion. As of March 31, 2002, the AT&T Broadband Group assets were




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


valued at approximately $101 billion and AT&T's total assets were valued at approximately $153 billion.

     22. The spin-off of AT&T Broadband Corporation will cause an approximately 82% decline in AT&T's common equity from approximately $52 billion as of December 31, 2001, to approximately $9 billion after the spin-off.

     23. AT&T's debt ratio is presently less than 50% of its total capital. The spin-off of AT&T Broadband Corporation will also cause AT&T's debt ratio to exceed 75% of its total capital.

     24. In addition and as a result of the AT&T Comcast Transaction, including the spin-off of AT&T Broadband Corporation, AT&T has acknowledged in the May 14 Proxy Statement that it may be further materially and adversely impacted because:

          a.   AT&T and AT&T Comcast Corporation will compete in some markets;

          b. competition between AT&T and AT&T Comcast Corporation could result in material downward price pressure on product and/or service offerings;

          c. synergies resulting from cooperation and joint ownership among AT&T's businesses will be lost due to the spin-off of the broadband business;

          d. AT&T's ability to engage in certain acquisitions, redeem stock or issue equity securities will be limited for a period of 25 months following the AT&T Broadband Corporation spin-off;

          e. AT&T may have to refinance all or a portion of its $12.7 billion (as of December 19, 2001) indebtedness to AT&T bondholders, if AT&T fails to obtain the bondholders' consents to the spin-off of AT&T Broadband Corporation;

          f. AT&T will have to raise financing with the support of a reduced pool of less diversified assets;

          g. AT&T may not be able to secure adequate debt or equity financing on desirable terms;




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


          h. the cost to AT&T of financing without AT&T Broadband Group may be materially higher than the cost of financing with AT&T Broadband Group as part of AT&T;

          i. AT&T's long-term debt ratings are currently under further review for further downgrade;

          j. AT&T's credit rating will or may be lower from what it would be without the AT&T Comcast Transaction;

          k. AT&T could incur material U.S. federal income tax liabilities in connection with the AT&T Comcast transaction; and/or

          l. AT&T could incur other "significant" tax costs as a result of the AT&T Broadband Corporation spin-off.

     25. The AT&T business segments remaining after the spin-off of AT&T Broadband Corporation will consist primarily of AT&T Consumer Services Group and AT&T Business Services Group. AT&T has acknowledged in the May 14 Proxy Statement that those business segments, and thus the surviving AT&T entity post-spin-off, already face a number of serious risks, including:

          a. a continued decline in the long distance industry which would cause a reduction in revenue and cash flow and reduction in AT&T's ability to retain or grow market share;

          b. substantial competition that may materially impact both market share and margins, including loss of key customers, and ultimately AT&T believes it will not be able to sustain existing price or margin levels;

          c. competition from a variety of sources, including new entrants into long distance and regional phone companies which offer long distance services;

          d.   higher unit costs for operating its circuit switched network;

          e. AT&T may be required to fulfill its guarantee of the price of AT&T Canada's outstanding shares at above market price;

          f. AT&T may substantially increase its debt level in the future, making it difficult for AT&T to obtain all the financing it needs to fund its businesses and growth strategies on desirable terms (and, although not explicitly stated in the May 14 Proxy Statement, this contingency will become reality by virtue of the spin-off which will cause AT&T's debt ratio to spike from less than 50% of its total capital to more than 75% of its total capital);

          g. AT&T may not have the necessary funds to implement its business strategy and plan; and

          h. AT&T will have to overcome technological, marketing and regulatory hurdles, all of which will require substantial capital expenditures in order to grow its DSL service which combines voice and data technology.

     26. Barely more than two weeks since the issuance of the May 14 Proxy Statement, some of the business risks AT&T disclosed have already materialized:

          a. On May 31, 2002, AT&T launched an equity offering seeking to raise $2.25 billion dollars in order to fulfill its agreement to purchase outstanding shares of AT&T Canada at a guaranteed price by June 2003, the present cost of which is approximately $3.4 billion (and accretes at 4% per quarter). AT&T has not explained how it will make up the $1 billion shortfall between that obligation and the $2.25 billion equity offering.

          b.   Moody's Investor Services' May 29, 2002, downgrade of
               AT&T's long-term credit rating by two notches, down to Baa2, has required AT&T to seek to renegotiate an $8 billion 364-day term credit facility that was to have expired in December 2002. That credit facility requires AT&T's credit to be rated at least Baa1 by Moody's if AT&T spins off the AT&T Broadband Group and merges it with Comcast Corporation as planned. In addition, the Moody's downgrade will cause AT&T's interest expense to increase by $50 million per year.


                THE UNDERLYING NATIONWIDE CLASS ACTION LITIGATION
                -------------------------------------------------

     27. A class action against AT&T currently styled Charles Sparks and Margaret Little vs. AT&T Corporation, Cause No. 96-LM-983, was filed in 1996 and is still pending in the Circuit Court, Third Judicial Circuit, Madison County, Illinois ("the state court class action").

     28. Plaintiffs Charles Sparks and Margaret Little are named plaintiffs in the state court class action, and Plaintiffs Leonard Block and Lillian Block are members of the class in that case.




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


     29. In a July 20, 2001, order, the Circuit Court appointed Plaintiff Charles Sparks (prior to the naming of Margaret Little as a plaintiff in that case) as the representative of the following nationwide class ("the Class") which the court also certified in that order.

          All persons located in the United States who leased a Traditional style rotary dial desk or wall model telephone, a Traditional style touch tone dial desk or wall model telephone, a Princess style rotary dial telephone, a Princess style touch tone dial telephone, a Trimline style rotary dial desk or wall model telephone, or a Trimline style touch tone dial desk or wall model telephone before January 1, 1984, and continued to lease such telephone during any portion of a year since January 1, 1986. Excluded from the class is any trial judge who may preside over this cause.


     30. Plaintiffs have asserted statutory consumer fraud claims and common law unjust enrichment claims against AT&T in the state class action. Factually those claims are based upon allegations that AT&T charged millions of its customers who were unaware of or confused about the fact that they were leasing telephones, such as old traditional rotary wall phones which many class members have had for 20, 30, 40 years or more. The state class action lawsuit is also based upon the claim that AT&T charged unconscionably high rates for the used and refurbished telephones, all of which were manufactured before 1984. Since 1986 AT&T has charged individual class members hundreds and sometimes thousands of dollars in lease charges for the old phones. The consumer fraud claims are based upon the New Jersey consumer fraud act, which authorizes awards of treble damages, and the Illinois consumer fraud act, which authorizes awards of punitive damages.

     31. Plaintiffs' economists, who have filed written reports and testified in depositions in the state court class action, have calculated that the Class has sustained compensatory damages in the billions of dollars, up to $10.934 billion. The economists' calculations of damages do not include any amount for potential punitive damages or other awards authorized by statute.

     32. AT&T's sole economist, who has also filed a written report and testified in deposition in the state court class action, has performed no damages calculations.

     33. All discovery in the state court class action is to be completed by June 28, 2002, and the case is scheduled to begin trial on August 5, 2002. On May 31, 2002, the Circuit Court denied AT&T's motion for continuance of the August 5 trial date.


                   CONDUCT OF AT&T AND ITS BOARD OF DIRECTORS
                   ------------------------------------------

     34. Five members of AT&T's Board of Directors stand to reap significant personal benefit from the AT&T Comcast Transaction because they will disassociate themselves from the post-spin-off AT&T, which will have a substantially increased debt to equity ratio and whose only remaining business groups face a bleak financial future. Those five AT&T directors' terms as members of the AT&T Comcast Corporation Board of Directors will not expire until the 2004 annual meeting of the AT&T Comcast Corporation shareholders.

     35. AT&T will only retain approximately 37.7% of its total assets while retaining approximately 56.5% of the total debt, whereas AT&T Broadband Corporation will receive approximately 62.4% of AT&T's total assets but assume only 43.5% of AT&T's total debt. The spin-off of AT&T Broadband Corporation will cause an approximately 82% decline in AT&T's common equity from approximately $52 billion as of December 31, 2001, to approximately $9 billion after the spin-off. AT&T's debt ratio will spike from less than 50% of its total capital to more than 75% of its total capital.

     36. By contrast, after the merger AT&T Comcast Corporation will have total assets of approximately $141 billion, total debt of approximately $36 billion, and common equity of approximately $62 billion.

     37. AT&T's Chairman of the Board and Chief Executive Officer, C. Michael Armstrong, will become AT&T Comcast Corporation's Chairman (rather than retiring from AT&T as he had planned to do in 2003) and will be able to be removed from his position only with approval of at least 75% of the entire AT&T Comcast Corporation Board.

     38. Furthermore, "a number" of AT&T's directors and officers will receive:

          a.   funding of benefits in trust;

          b.   employment agreements with AT&T Comcast Corporation; and

          c. accelerated vesting of stock options and other equity-based award.

     39. AT&T will receive no consideration for the transfer of its approximately $100 billion broadband assets, yet in July 2001, AT&T's Board rejected as insufficient Comcast Corporation's $40 billion offer to buy AT&T's broadband business.

     40. In addition, although the state class action has been pending against AT&T since 1996, AT&T has never reported the state class action as a contingent liability in any of its financial statements, including its filings with the federal Securities and Exchange Commission.

     41. AT&T failed to disclose the state class action as a contingent liability in its May 14, 2002, Proxy Statement.

     42. On information and belief, AT&T's Board of Directors failed to investigate or intentionally ignored the value of the state court class action as a contingent liability when it agreed to enter into the AT&T Comcast Transaction and when it later recommended the AT&T Comcast Transaction to AT&T's shareholders, as evidenced by at least two events:

          a. In 1995, AT&T itself estimated its "Potential Financial Exposure," in the event a class action lawsuit were filed against it for its phone lease program, to be as much as $2 billion for the period 1984 to 1994, exclusive of any award for prejudgment interest or punitive damages. Exhibit A (filed herewith under seal); and




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


          b. In October 2001, the plaintiffs in the state court action furnished to AT&T the reports of their economists who calculated AT&T's liability in that case to be as much as $10.934 billion for compensatory damages and prejudgment interest, exclusive of any award for punitive damages.

     43. By virtue of the claims asserted in the state court class action, Plaintiffs and the Class are creditors of AT&T.

     44. Because AT&T will be rendered insolvent or nearly insolvent by the AT&T Comcast Transaction, and by the spin-off of AT&T Broadband Corporation in particular, AT&T and its Board of Directors owes to its creditors fiduciary duties:

          a.   to act in the creditors' best interests; and/or

          b.   not to dissipate the assets of AT&T.

     45. Because AT&T will be rendered insolvent or nearly insolvent by the AT&T Comcast Transaction, the transfer of AT&T's assets to AT&T Broadband Corporation and of AT&T Broadband Corporation to AT&T's shareholders would constitute a breach of AT&T's and its Board's fiduciary duties to Plaintiffs and the Class because the transfer would not be in the Plaintiffs' or the Class' best interests and would be an unlawful dissipation of AT&T's assets.


                                CLASS ALLEGATIONS
                                -----------------

     46. Plaintiffs bring this cause of action individually and on behalf of a class of all others similarly situated defined as follows:

          All persons who are members of the certified class of Charles Sparks and Margaret Little vs. AT&T Corporation, Cause No. 96-LM-983. Excluded from the class is any trial judge who may preside over this cause.

     47. This action meets all the requirement for class action certification in that:

          a. the class is so numerous as to make joinder impracticable. The class consists of millions of members in the United States including the State of Illinois;

          b. common questions of law and fact predominate over any questions affecting only individual members;

          c. Plaintiffs are committed to protect the rights of the class vigorously and will protect the interests of the Class fairly and adequately; and

          d. a class action is an appropriate method for the fair and efficient adjudication of this controversy.


                      UNIFORM FRAUDULENT TRANSFER ACT CLAIM
                      -------------------------------------

     48. The proposed spin-off of AT&T Broadband Corporation after the transfer of assets from AT&T to AT&T Broadband Corporation would constitute a fraudulent transfer as to Plaintiffs and the Class within the meaning of the Illinois Uniform Fraudulent Transfer Act, 740 ILCS ss. 160/5(a), because:

          a.   Plaintiffs and the Class are creditors of AT&T;

          b. AT&T intends to hinder, delay, or defraud its creditors, namely Plaintiffs and the Class;

          c. AT&T will not receive reasonably equivalent value for the assets it transfers to AT&T Broadband Corporation and/or to AT&T's shareholders as a result of the spin-off, and;

               (1) the remaining assets of AT&T will be unreasonably small in relation to AT&T's surviving business; and/or

               (2) AT&T will incur debts beyond its ability to pay as they become due.

     49. If AT&T is permitted to proceed with the AT&T Comcast Transaction, and the spin-off of AT&T Broadband Corporation in particular, Plaintiffs and the Class will be irreparably harmed because there is a substantial likelihood that AT&T will not be able to pay a judgment entered in the state court class action.


            WHEREFORE Plaintiffs request that the Court enter;




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


     1.   an order certifying the class;

     2. a preliminary and final injunction enjoining the transfer of assets from AT&T Corporation as part of the AT&T Comcast Transaction;

     3. a preliminary and final injunction enjoining the spin-off of AT&T Corporation's broadband business;

     4. an order attaching the assets of AT&T Corporation which will be spun off as part of the AT&T Comcast Transaction;

     5. a preliminary and final injunction requiring AT&T Corporation to post in an appropriate amount a bond or guarantee of any judgment Plaintiffs and the Class obtain in the state court class action; and




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


     6.   an order granting any other relief the circumstances may require.


                                    Respectfully submitted,

                                    CARR KOREIN TILLERY


                                    ---------------------------
                                    STEPHEN M. TILLERY #2834995
                                    ROBERT L. KING #6209033
                                    MATTHEW H. ARMSTRONG, #6226591
                                    MICHAEL B. MARKER #6208061
                                    #10 Executive Woods Court
                                    Belleville, IL  62226
                                    Telephone:  (618) 397-9191
                                    Facsimile:  (618) 277-9804

                                    Attorneys for Plaintiffs and the Proposed
                                    Class



   WHATLEY DRAKE, L.L.C.           BLUMENTHAL & MARKHAM               SMOLOW & LANDIS
    JOE R. WHATLEY, JR.              DAVID R. MARKHAM                RONALD JAY SMOLOW
   RUSSELL JACKSON DRAKE             2255 Calle Clara             Two Neshaminy Interplex,
   2323 2nd Avenue North            La Jolla, CA 92037                   Ste. 204
       P.O. Box 10647            Telephone: (858) 551-1223       Trevose, Pennsylvania 19053
 Birmingham, AL 35202-0647       Facsimile: (858) 551-1232       Telephone: (215) 244-0880
 Telephone: (205) 328-9576                                       Facsimile: (215) 244-0425
 Facsimile: (205) 328-9669



                            Co-Counsel for Plaintiffs